Exhibit 10.8

COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT, dated as of October 26, 2012 (as the same may be amended from time to time in accordance with the terms hereof (this “Agreement”) is entered into by and among Lehigh River LLC, a limited liability company organized under the laws of the State of Delaware, as issuer (the “Issuer”), FS Investment Corporation II, a corporation organized under the laws of the State of Maryland, in its capacity as collateral manager under the Collateral Management Agreement referred to below (in such capacity, together with its successors in such capacity, the “Collateral Manager”) and Virtus Group, LP, a limited partnership organized under the laws of the State of Texas, as collateral administrator (the “Collateral Administrator”).

W I T N E S S E T H:

WHEREAS, the Issuer and Citibank, N.A., as trustee (the “Trustee”), have entered into an Indenture (the “Indenture”) dated as of October 26, 2012, pursuant to which the Class A Notes (as defined in the Indenture) were issued;

WHEREAS, pursuant to the terms of the Indenture, the Issuer pledged certain Collateral Obligations and Eligible Investments (each as defined in the Indenture and herein, and collectively, the “Assets”) as security for the Class A Notes;

WHEREAS, the Collateral Manager has entered into a collateral management agreement (the “Collateral Management Agreement”) with the Issuer, dated as of October 26, 2012, in connection with which the Collateral Manager has agreed to provide certain services to the Issuer with respect to the Assets;

WHEREAS, the Issuer wishes to engage the Collateral Administrator to perform on its behalf certain administrative duties of the Issuer with respect to the Assets pursuant to the Indenture; and

WHEREAS, the Collateral Administrator, on behalf of the Issuer, is prepared to perform certain specified obligations of the Issuer under the Indenture or of the Collateral Manager under the Indenture, and certain other services as specified herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

2. Powers and Duties of the Collateral Administrator and the Collateral Manager.

(a) The Collateral Administrator shall act as agent for the Issuer until the earlier of (i) its resignation or removal pursuant to Section 7 hereof or (ii) the termination of this Agreement pursuant to Section 6 or Section 7 hereof. The Collateral Administrator shall assist the Collateral Manager in connection with monitoring the Collateral Obligations and Eligible

Investments on an ongoing basis and providing to the Issuer certain reports, schedules and other data which the Issuer is required to prepare and deliver under Section 7.23, Section 7.24 and Article 10 of the Indenture. The Collateral Administrator’s duties and authority to act as collateral administrator hereunder are limited to the duties and authority specifically provided for in this Agreement and under the Indenture. The Collateral Administrator shall not be deemed to assume the obligations of the Issuer under the Indenture or of the Collateral Manager under the Collateral Management Agreement or the Indenture. The Collateral Administrator shall perform those duties and functions assigned to it in the Indenture, comply with all obligations applicable to it under the Indenture and perform its duties hereunder in accordance with the terms of this Agreement and the terms of the Indenture applicable to it.

(b) Promptly following the Closing Date, the Collateral Administrator shall create a Collateral Obligation and Eligible Investments database. Upon request for specific information in the Collateral Obligation and Eligible Investments database from the Collateral Manager, the Collateral Administrator shall promptly provide such information to the Collateral Manager. The Collateral Administrator shall update the Collateral Obligation and Eligible Investments database promptly following (i) the sale or disposition of any Collateral Obligation or Eligible Investment and (ii) the purchase of any Collateral Obligation or Eligible Investment.

(c) Not later than the Business Day prior to the day on which each Monthly Report or Valuation Report is required to be provided by the Issuer to the Trustee pursuant to Section 10.5(a) or Section 10.5(b) of the Indenture, respectively, the Collateral Administrator shall prepare the relevant report by calculating, using the information contained in the Collateral Obligation and Eligible Investments database created by the Collateral Administrator pursuant to Section 2(b) above, and subject to the Collateral Administrator’s receipt from the Collateral Manager of information with respect to the Collateral Obligation or Eligible Investment that is not contained in such database and subject further to the provisions of this Section 2, each item required to be stated in such Monthly Report or Valuation Report (together with Payment Date disbursement instructions) in accordance with the Indenture and provide the results of such calculations to the Collateral Manager so that the Collateral Manager may confirm such results. Upon approval by the Collateral Manager, the Collateral Administrator shall deliver the Monthly Report or Valuation Report to the Trustee, to be posted to the Trustee’s website in the manner contemplated in the Indenture.

(d) Upon request of the Collateral Manager in connection with a proposed purchase of a Collateral Obligation pursuant to Section 12.2 of the Indenture (accompanied by such information concerning the Collateral Obligation to be purchased as may be necessary to make the calculations referred to in this Section 2(d)), the Collateral Administrator shall calculate each criterion (including in the Reinvestment Criteria and the Coverage Tests or any other calculations contained in Section 12.2 of the Indenture requested by the Collateral Manager) as a condition to such purchase in accordance with the Indenture and provide the results of such calculations to the Collateral Manager for comparison to the Collateral Manager’s own calculations in determining whether such purchase is permitted by the Indenture.

(e) Upon notification by the Collateral Manager during each time period as set forth in Section 12.1 of the Indenture of a proposed disposition of a Defaulted Obligation, Equity Security, Exchanged Equity Security, Withholding Tax Security or Collateral Obligation

(accompanied by such information as may be necessary to make the calculation referred to in this Section 2(e)), the Collateral Administrator shall calculate each criterion set forth in the designated subsection of Section 12.2 of the Indenture as a condition to such disposition in accordance with the Indenture and shall provide the results of such calculations to the Collateral Manager.

(f) The Collateral Administrator shall have no liability for any determination to purchase or sell a Collateral Obligation made by the Collateral Manager based on the calculations provided by the Collateral Administrator pursuant to Section 2(d) or Section 2(e), as applicable, except to the extent due to the gross negligence, fraud or willful misconduct of the Collateral Administrator. The Collateral Manager hereby agrees that any determination to purchase or sell a Collateral Obligation made by the Collateral Manager is not based solely upon the calculations of the Collateral Administrator.

(g) The Collateral Administrator shall assist the Independent certified public accountants in the preparation of those reports required under Section 10.7 of the Indenture. In the event the firm or firms of Independent certified public accountants appointed by the Issuer for purposes of reviewing and delivering the reports or certificates of such accountants required by the Indenture requires the Collateral Administrator to agree to the procedures performed by such firm or requires the Collateral Administrator to execute any documents in order to obtain a copy of such reports or certificates, the Issuer hereby directs the Collateral Administrator to so agree; it being understood and agreed that the Collateral Administrator will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and the Collateral Administrator shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures.

(h) [Reserved].

(i) The Collateral Administrator shall assist the Collateral Manager in the preparation of such other reports that may be required by the Indenture and that are reasonably requested in writing by the Collateral Manager and agreed to by the Collateral Administrator, which agreement shall not be unreasonably withheld.

(j) [Reserved].

(k) The Collateral Administrator shall promptly forward to the Collateral Manager copies of notices and other writings received by it, in its capacity as Collateral Administrator hereunder, from the obligor or other Person with respect to any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation advising the holders of such obligation of any rights that the holders might have with respect thereto (including notices of calls and redemptions thereof) as well as all periodic financial reports received from such obligor or other Person with respect to such obligation and Clearing Agencies with respect to such obligor.

(l) The Collateral Manager reasonably shall assist and cooperate with the Collateral Administrator in connection with the preparation by the Collateral Administrator of all reports, instructions, the Monthly Reports, the Valuation Reports and statements and certificates required in connection with the acquisition and disposition of Collateral Obligations, Defaulted Obligations, Withholding Tax Securities, Eligible Investments, Equity Securities and Exchanged Equity Securities or as otherwise required under the Indenture. Without limiting the generality of the foregoing, the Collateral Manager shall advise the Collateral Administrator in a timely manner of the results of any determinations, designations and selections made by it as required or permitted under the Indenture and supply the Collateral Administrator with such other information as is in the possession of the Collateral Manager that the Collateral Administrator may from time to time reasonably request with respect to the Assets and is reasonably needed to complete the reports and certificates required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder, including any information that may be reasonably required under the Indenture with respect to or as to the designation of any Collateral Obligation, including but not limited to a Credit Risk Obligation, Credit Improved Obligation, Current Pay Obligation, Discount Obligation, First Lien Last Out Loan, Defaulted Obligation, Exchange Defaulted Obligation, DIP Loan, Equity Security, Exchanged Equity Security, Withholding Tax Security, Senior Secured Loan, Senior Secured Note, Second Lien Loan, Senior Unsecured Loan, Subordinated Loan, Substitute Collateral Obligation, CCC Collateral Obligation, Deferrable Obligation, Deferring Obligation, Fixed Rate Collateral Obligation, Bonds, Partial Deferrable Obligation, Letter of Credit, LIBOR Floor Obligation, Synthetic Security, Participation (and the related selling institution and its rating by each Rating Agency) and Structured Finance Obligation, whether a Specified Amendment or Specified Event has occurred and the S&P Rating and the Market Value of any Collateral Obligation to the extent required by the Indenture. Nothing herein shall obligate the Collateral Administrator to determine independently the correct characterization, classification or categorization of any Asset held under the Indenture or the Market Value of any Asset (it being understood that any such characterization, classification, categorization or Market Value shall be based exclusively upon the determination and notification received by the Collateral Administrator from the Collateral Manager or the Issuer). The Collateral Administrator shall have no obligation to determine whether any Asset meets the definition of “Collateral Obligation”. The Collateral Manager shall review and verify the contents of the aforesaid reports, instructions, statements and certificates and shall send such reports, instructions, statements and certificates to the Issuer for execution. Such reports, instructions, statements and certificates after execution by the Issuer or the Collateral Manager, as applicable, will be made available to Holders on the Trustee’s website.

(m) Not later than two Business Days prior to each Payment Date, the Collateral Administrator shall calculate the Priority of Payments and provide a written report to the Collateral Manager and the Trustee setting forth all amounts that the Trustee will be required to remit on such Payment Date and such other information required for the Trustee to make such remittances.

(n) If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action or if there are alternative methodologies that can be used in connection with any calculations required to be performed by the Collateral Administrator hereunder, the Collateral Administrator may request written instructions from the Collateral Manager as to the course of action or methodology to be used by the Collateral Administrator; provided, however, that except to the extent required by the

Indenture or the Collateral Management Agreement, the Collateral Manager shall be under no obligation to provide such instructions. If the Collateral Administrator does not receive such instructions within two Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action provided that the Collateral Administrator as promptly as possible notifies the Collateral Manager and the Issuer which course of action, if any (or refrainment from taking any course of action), it has decided to take. The Collateral Administrator shall act in accordance with instructions received after such two-Business Day period. The Collateral Administrator shall be entitled to rely on the advice of legal counsel selected with due care and Independent certified public accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice, unless such advice is in conflict with this Agreement. Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

(o) The Collateral Administrator shall provide the Collateral Manager and the Trustee with written notice if, as of any Measurement Date the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the Aggregate Principal Amount of all Collateral Obligations plus (2) the aggregate Market Value of all Defaulted Obligations as of such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A Notes, shall fail to equal or exceed 147.07%.

3. Compensation. Subject to Section 13, the Issuer agrees to pay, and the Collateral Administrator shall be entitled to receive, as compensation for and reimbursement of expenses in connection with the Collateral Administrator’s performance of the duties called for herein, the amounts set forth in a separate fee letter among the Collateral Manager, the Trustee and the Collateral Administrator. In accordance with Section 13, all amounts payable under this Section 3 shall be payable only in accordance with, and subject to, the Priority of Payments as set forth in the Indenture.

4. Limitation of Responsibility of the Collateral Administrator. (a) The Collateral Administrator will have no responsibility under this Agreement other than to render the services called for hereunder in good faith and without willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall incur no liability to anyone in acting upon, and may rely conclusively upon, any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Subject to Section 12, the Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. The Collateral Administrator shall be entitled to the same rights, protections and immunities that are afforded to the Trustee under Article 6 of the Indenture. Neither the Collateral Administrator nor any of its Affiliates, directors, officers, shareholders, members, agents or employees will be liable to the Collateral Manager, the Issuer or others, except by reason of acts or omissions constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Administrator’s duties hereunder. Anything in this Agreement notwithstanding, in no event shall the Collateral Administrator be liable for special, punitive, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Administrator has been advised of such loss or damage and regardless of the form of action under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Issuer, the Collateral Manager or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Collateral Manager or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Administrator’s own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Issuer, the Collateral Manager or another Person in furnishing necessary, timely and accurate information to the Collateral Administrator except to the extent that any failure or delay is caused by the Collateral Administrator’s own criminal conduct, fraud, bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. For purposes of monitoring changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon one or more reputable electronic financial information reporting services, and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such services.

(b) To the extent of any ambiguity in the interpretation of any definition or term contained in the Indenture, the Collateral Administrator shall request direction from the Collateral Manager as to the interpretation used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(c) The Issuer shall reimburse, indemnify and hold harmless the Collateral Administrator, and its Affiliates, directors, officers, shareholders, members, agents and employees with respect to all out-of-pocket expenses, losses, damages, liabilities, demands, charges and claims of any nature (including the reasonable fees and expenses of counsel and other experts) in connection with or arising out of this Agreement and the Indenture, other than any such expenses, losses, damages, liabilities, demands, charges or claims incurred by reason of the bad faith, willful misfeasance, gross negligence or reckless disregard by the Collateral Administrator of its duties hereunder.

(d) The Collateral Administrator shall reimburse, indemnify and hold harmless the Collateral Manager and the Issuer and their respective Affiliates, directors, officers, shareholders, members, agents and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature (including the reasonable fees and expenses of counsel and other experts) in respect of or arising out of any acts or omissions performed or omitted, as the case may be, by the Collateral Administrator, its Affiliates, directors, officers, shareholders, members, agents or employees hereunder or in connection with the Indenture made in bad faith or constituting willful misfeasance, gross negligence or reckless disregard of its duties hereunder.

(e) The Collateral Manager will have no responsibility under this Agreement other than to render the services called for hereunder or in connection with the Indenture in good faith and without willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Manager will not be liable to the Collateral Administrator, the Issuer or others, except by reason of acts or omissions constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Manager’s duties hereunder. The Collateral Manager shall reimburse, indemnify and hold harmless the Collateral Administrator and its Affiliates, directors, officers, shareholders, members, agents and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature (including the reasonable fees and expenses of counsel and other experts) in respect of or arising out of any acts or omissions performed or omitted, as the case may be, by the Collateral Manager, its Affiliates, directors, officers, shareholders, members, agents or employees hereunder made in bad faith or constituting willful misfeasance, gross negligence or reckless disregard of its duties hereunder or under the Indenture. Anything in this Agreement notwithstanding, in no event shall the Collateral Manager be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if Collateral Manager has been advised of such loss or damage and regardless of the form of action.

(f) In connection with the aforesaid indemnification provisions, upon reasonable prior notice, any indemnified party will afford to the applicable indemnifying party the right, in its sole discretion and at its sole expense, to assume the defense of any claim, including, but not limited to, the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided, that if the indemnifying party assumes the defense of such claim, it shall not be liable for any fees and expenses of counsel for any indemnified party incurred thereafter in connection with such claim except that if such indemnified party reasonably determines that counsel designated by the indemnifying party has a conflict of interest, such indemnifying party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided, further, that prior to entering into any final settlement or compromise, such indemnifying party shall seek the consent of the indemnified party and use its best efforts in the light of the then-prevailing circumstances (including, without limitation, any express or implied time constraint on any pending settlement offer) to obtain the consent of such indemnified party as to the terms of settlement or compromise. If an indemnified party does not consent to the settlement or compromise within a reasonable time under the circumstances, the indemnifying party shall not thereafter be obligated to indemnify the indemnified party for any amount in excess of such proposed settlement or compromise.

5. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Collateral Administrator, the Issuer and the Collateral Manager as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

6. Term. This Agreement shall continue in effect so long as the Indenture remains in effect with respect to the Notes, unless this Agreement has been previously terminated in accordance with Section 7 hereof. Notwithstanding the foregoing, the indemnification obligations of all parties under Section 4 hereof shall survive the termination of this Agreement or release of any party hereto with respect to matters occurring prior to such termination or release.

7. Termination; Resignation and Appointment of Successor.

(a) This Agreement may be terminated without cause by any party hereto upon not less than 90 days’ prior written notice to each other party hereto.

(b) At the option of the Collateral Manager or the Issuer, this Agreement shall be terminated upon ten days’ written notice of termination from the Collateral Manager or the Issuer to the Collateral Administrator if any of the following events shall occur:

(i) The Collateral Administrator shall default in the performance of any of its material duties under this Agreement and shall not cure such default within thirty days (or, if such default cannot be cured in such time, shall not give within thirty days such assurance of cure as shall be reasonably satisfactory to the Collateral Manager or the Issuer);

(ii) The Collateral Administrator shall be dissolved (other than pursuant to a consolidation, amalgamation or merger) or shall have a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(iii) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or order the winding-up or liquidation of its affairs; or

(iv) The Collateral Administrator shall commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

If any of the events specified in clauses (ii), (iii) or (iv) of this Section 7(b) shall occur, the Collateral Administrator shall give written notice thereof to the Collateral Manager and the Issuer within one Business Day after the happening of such event.

(c) Upon receiving any notice of resignation of the Collateral Administrator or removal by the Issuer, the Issuer shall promptly appoint a successor collateral administrator by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Collateral Administrator so resigning or removed and one copy to the successor collateral administrator. No resignation or removal of the Collateral Administrator shall be effective until a successor collateral administrator shall have been appointed and shall have accepted such appointment hereunder in writing. If the Issuer shall fail to appoint a successor collateral administrator within 30 days after such notice of resignation, then the Collateral Administrator may petition any court of competent jurisdiction for the appointment of a successor collateral administrator. Notwithstanding the foregoing, the Collateral Administrator may resign its duties hereunder without any requirement that a successor collateral administrator be obligated hereunder and without any liability for further performance of any duties hereunder upon at least 90 days’ prior written notice to the other parties hereto upon the occurrence of any of the following events and the failure to cure such event within such 90 day notice period: (i) failure of the Issuer to pay any of the amounts specified in Section 3 within 90 days after such amount is due pursuant to Section 3 hereof or (ii) failure of the Collateral Manager or the Issuer to provide any indemnity payment or expense reimbursement to the Collateral Administrator required under Section 4 hereof within 90 days of the receipt by the Collateral Manager or the Issuer of a written request for such payment or reimbursement.

8. Representations and Warranties.

(a) The Issuer hereby represents and warrants to the Collateral Administrator and the Collateral Manager as follows:

(i) The Issuer has been duly formed and is validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, managers, members and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained or made by the Issuer in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by the Issuer hereunder, will constitute, the legally valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii) The execution, delivery and performance by the Issuer of this Agreement, the Issuer’s obligations hereunder and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the governing instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b) The Collateral Manager hereby represents and warrants to the Collateral Administrator and the Issuer as follows:

(i) The Collateral Manager has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland as a corporation and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, shareholders and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by the Collateral Manager hereunder, will constitute, the legally valid and binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii) The execution, delivery and performance of this Agreement, the Collateral Manager’s obligations hereunder and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the governing instruments of, or any securities issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral

Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(c) The Collateral Administrator hereby represents and warrants to the Collateral Manager and the Issuer as follows:

(i) The Collateral Administrator is a limited partnership duly organized and validly existing under the laws of the State of Texas and has full power and authority to execute and deliver this Agreement and perform all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution and delivery of this Agreement and the performance of all obligations required hereunder. No consent of any other person including, without limitation, partners and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Collateral Administrator hereunder, will constitute, the legally valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii) The execution, delivery and performance of this Agreement, the Collateral Administrator’s obligations hereunder and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or the organizational documents of the Collateral Administrator or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

9. Amendments. This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Collateral Manager, the Issuer and the Collateral Administrator in writing.

10. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

11. Notices. All notices, requests, directions and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) when transmitted by facsimile or other electronic means of communication (it being agreed that such notice shall be effective at the time that a transmission report confirming transmission is generated by the sender’s facsimile machine) or (iii) when mailed, first class postage prepaid, or sent by overnight courier service, to the parties at their respective addresses set forth below (or to such other address as a party may have specified by written notice given to the other parties pursuant to this provision.

If to the Collateral Administrator, to:

Virtus Group, LP

5400 Westheimer Court

Suite 760

Houston, Texas 77056

Telecopy: (866) 816-3203

If to the Issuer, to:

c/o FS Investment Corporation II

Cira Centre

2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

Facsimile: (215) 222-4649

Attention: Gerald F. Stahlecker

If to the Collateral Manager, to:

FS Investment Corporation II

Cira Centre

2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

Facsimile: (215) 222-4649

Attention: Gerald F. Stahlecker

12. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Collateral Manager, the Issuer and the Collateral Administrator (including by merger or consolidation); provided, however, that the

Collateral Administrator may not assign its rights and obligations hereunder without the prior written consent of the Collateral Manager and the Issuer, except that the Collateral Administrator may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any Affiliate of the Collateral Administrator or its successors without the prior written consent of the Collateral Manager and the Issuer, provided that the Collateral Administrator shall remain directly liable to the Issuer for the performance of its duties hereunder.

13. Bankruptcy Non-Petition and Limited Recourse. Notwithstanding any other provision of this Agreement, the Collateral Administrator and the Collateral Manager may not, prior to the date which is one year and one day (or, if longer, the then applicable preference period plus one day) after the payment in full of all the Class A Notes, institute against, or join any other Person in instituting against, the Issuer, any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws; provided, however, that nothing in this agreement by the Collateral Manager, the Collateral Administrator or the Issuer (i) shall preclude, or be deemed to estop, the Collateral Manager or the Collateral Administrator (A) from taking any action prior to the expiration of the aforementioned one year plus one day period (or if longer, the applicable preference period plus one day) in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any involuntary insolvency proceeding filed or commenced against the Issuer by a Person other than the Collateral Manager or the Collateral Administrator or any of their respective Affiliates or (B) from commencing against the Issuer or any properties of the Issuer, any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. The Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and the Collateral Administrator and the Collateral Manager will not have any recourse to any of the directors, officers, employees, shareholders, members, governors or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. The obligations of the Issuer hereunder shall be limited to the net proceeds of the Assets (if any), payable solely in accordance with the order specified in the Priority of Payments under the Indenture, and following realization of the Assets and the application of their proceeds in accordance with the Priority of Payments under the Indenture, any outstanding obligations of the Issuer hereunder, and any claims in respect thereof, shall be extinguished and shall not thereafter revive. The provisions of this Section 13 shall survive the termination of this Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile or other electronic means of communication, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

15. Conflict with the Indenture. If this Agreement shall require that any action be taken with respect to any matter and the Indenture shall require that, a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Indenture, the Indenture shall govern.

16. Assignment of Issuer’s Rights. The parties hereto hereby acknowledge the Issuer’s Grant pursuant to the Indenture of its right, title and interest in, to and under this Agreement.

17. Jurisdiction. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The parties hereto hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

18. Waiver of Jury Trial Right. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of such proceedings, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

LEHIGH RIVER LLC
the Issuer

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title Executive Vice President

FS INVESTMENT CORPORATION II the Collateral Manager

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title Executive Vice President

VIRTUS GROUP, LP the Collateral Administrator

By:	/s/ Joseph U. Elston
Name: Joseph U. Elston
Title Partner

Collateral Administration Agreement Signature Page